UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2018

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia (State or other jurisdiction of incorporation)	001-35573 (Commission File Number)	98-1026700 (IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement

Senior Notes due 2026

On April 6, 2018, Tronox Incorporated, a Delaware corporation (the “Issuer”), a wholly owned subsidiary of Tronox Limited, an Australian public limited company (the “Company”), closed an offering of $615,000,000 aggregate principal amount of its 6.500% senior notes due 2026 (the “Notes”). The Notes were offered at par and issued under an indenture dated as of April 6, 2018 (the “Indenture”) among the Issuer and the Company and, as described below, certain of the Company’s restricted subsidiaries as guarantors and Wilmington Trust, National Association (the “Trustee”). The Notes were offered and sold by the Issuer in reliance on an exemption pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Indenture and the Notes provide, among other things, that the Notes are guaranteed by the Company and certain of the Company’s restricted subsidiaries, subject to certain exceptions.  The Notes and related guarantees are the senior unsecured obligations of the Issuer, the Company and the guarantors.  Interest is payable on the Notes on April 15 and October 15 of each year beginning on October 15, 2018 until their maturity date of April 15, 2026. The terms of the Indenture, among other things, limit, in certain circumstances, the ability of the Company and certain of its subsidiaries to: incur secured indebtedness, engage in certain sale-leaseback transactions and merge, consolidate or sell substantially all of their assets.  The terms of the Indenture include certain limitations on the non-guarantor subsidiaries of the Company incurring indebtedness.

The Indenture provides for customary events of default which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of other covenants in the Indenture; payment or other related defaults by the Issuer, the Company or a significant subsidiary under certain other indebtedness; the failure of any guarantee of the Notes by the Company or any significant subsidiary to be in full force and effect (except as otherwise permitted under the Indenture); and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 30% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The Issuer may redeem some or all of the Notes at any time before April 15, 2021 at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus a “make-whole” premium and accrued and unpaid interest up to, but excluding, the redemption date.  The Issuer also has the option to redeem all or a portion of the Notes at any time on or after April 15, 2021 at the redemption prices of 103.250% and 101.625% in years 2021 and 2022, respectively, and thereafter at 100.00%, in each case plus any accrued and unpaid interest, up to, but excluding, the redemption date. In addition, prior to April 15, 2021, the Issuer may redeem up to 40% of the Notes from the proceeds of certain equity offerings, at a redemption price of 106.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest up to, but excluding, the redemption date. If the Company experiences certain changes of control specified in the Indenture, it must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.

The foregoing description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to such documents.  The Indenture and form of global note are included as part of Exhibit 4.1 filed herewith.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other events

On April 6, 2018, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing the completion of the previously disclosed offering by the Issuer of 6.500% senior notes due 2026 for an aggregate principal amount of $615,000,000, the net proceeds of which were irrevocably deposited with the Trustee to fund the redemption of the approximately $584 million aggregate principal amount of 7.500% senior notes due 2022 issued by Tronox Finance LLC (the “2022 Notes”).  The 2022 Notes were issued in a private placement offering and the optional redemption will occur in accordance with the provisions of the indenture, dated as of March 19, 2015 issued by Evolution Escrow Issuer LLC, and subsequently assumed by Tronox Finance LLC upon the merger of Evolution Escrow Issuer with and into Tronox Finance LLC and among the Company and other guarantors named therein and Wilmington Trust, National Association, as trustee, as supplemented from time to time. The total cash payment deposited with the Trustee on April 6, 2018 was $608,595,188.75, including a make-whole payment and accrued interest. The redemption date for the 2022 Notes is April 8, 2018 and the holders of the 2022 Notes will receive payment on April 9, 2018, in accordance with the provisions of the indenture.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management’s current beliefs and expectations and are subject to uncertainty and changes in circumstances and contain words such as “believe,” “intended,” “expect,” and “anticipate,” and include statements about expectations for future results.

The forward-looking statements involve risks that may affect the Company’s operations, markets, products, services, prices and other risk factors discussed in the Company’s filings with the SEC, including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. Significant risks and uncertainties may relate to, but are not limited to, the risk that the transaction (the “Cristal Transaction”) contemplated by the transaction agreement, by and among the Company, The National Titanium Dioxide Company Ltd., a limited company organized under the laws of the Kingdom of Saudi Arabia  and Cristal Inorganic Chemicals Netherlands Coöperatief W.A., a cooperative organized under the laws of the Netherlands and a wholly owned subsidiary of Cristal (as amended, the “Amended Transaction Agreement”) will not close, including by failure to obtain any necessary financing or the failure to satisfy other closing conditions under the Amended Transaction Agreement or by the termination of the Amended Transaction Agreement; failure to plan and manage the Cristal Transaction effectively and efficiently; the risk that a regulatory approval that may be required for the Cristal Transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that expected synergies or efficiencies will not be realized or will not be realized within the expected time period; unanticipated increases in financing and other costs, including a rise in interest rates; reduced access to unrestricted cash; compliance with our bank facility covenants; the price of our shares; general market or industry conditions; our customers potentially reducing their demand for our products. Neither the Company’s investors and securityholders nor any other person should place undue reliance on these forward-looking statements. Unless otherwise required by applicable laws, the Company undertakes no obligations to update or revise any forward-looking statements, whether as a result of new information or future developments.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.
Exhibit No.	Description
4.1	Indenture, dated as of April 6, 2018 among Tronox Incorporated, the Company and the other guarantors named therein and Wilmington Trust, National Association, as trustee.
4.2	Form of 6.500% Senior Notes due 2026 (included in Exhibit 4.1).
99.1	Press release issued by the Company dated April 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2018
TRONOX LIMITED

By:	/s/ Timothy C. Carlson
Timothy C. Carlson Senior Vice President and Chief Financial Officer